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                             PICTURETEL CORPORATION
                                1999 EQUITY PLAN

1.       PURPOSE

         The purpose of the 1999 Equity Plan (the "Plan") is to advance the interests of PictureTel Corporation (the "Company") by enhancing its ability to
(a) attract and retain employees who are in a position to make significant contributions to the success of the Company and its subsidiaries: (b) reward employees for such contributions: (c) encourage employees to take into account the long-term interests of the Company through ownership of shares of common stock, par value $0.01 per share, of the Company ("Stock"); and (d) attract other persons or entities who are in a position to make a significant contribution to the success of the Company.

         The Plan is intended to accomplish these goals by enabling the Company to grant Awards to selected eligible employees. Awards may be in the form of Options, Stock Appreciation Rights (as described in Section 6.2), Restricted Stock or Unrestricted Stock Awards (as described in Section 6.3), Deferred Stock Awards (as described in Section 6.4), Performance Awards (as described in
Section 6.5), Loans or Supplemental Grants (as described in Section 6.6), or combinations thereof.

2.       ADMINISTRATION

         The Plan will be administered by a committee of at least two persons (the "Committee") appointed by the Board of Directors of the Company (the "Board"), all of the members of which Committee must be disinterested non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act") and "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code") (the "Outside Directors"). If any member of the Committee is not an Outside Director, or a non-employee director, a sub-committee (the "Sub-Committee") consisting solely of the non-employee directors and Outside Directors shall administer the Plan in connection with Awards to "officers" of the Company within the meaning of Section 16(b) of the 1934 Act or with respect to any Award intended to be exempt under Section 162(m)(3) of the Code. Any references to the Committee in this Plan shall also mean the Sub-Committee. Alternatively, the Board may serve as the Committee so long as a majority of the members of the Board are disinterested persons within the meaning of Rule 16b-3.

         The Committee will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, (a) to grant Awards at such time or times as it may choose; (b) determine the size of each Award, including the number of shares of Stock subject to the Award; (c) determine the type or types of each Award: (d) determine the terms and conditions of each Award; (e) waive compliance by a Participant (as defined below) with any obligations to be performed by the Participant under an Award and waive any term or condition of an Award; (f) with the consent of the Participant, cancel an existing Award in whole or in part and grant the Participant another Award in its place; (g) prescribe the form or forms of instruments that are required under the Plan, including any written notices and elections required of Participants, or are deemed appropriate by the Committee, and change such forms from time to time; (h) adopt, amend and rescind rules and regulations for the administration of the Plan; and (i) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties. A majority of the members of the Committee will constitute a quorum, and all determinations of the Committee must be made by a majority of its members. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Committee shall exercise its discretion consistent with qualifying the Award for such exception.

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3.       EFFECTIVE DATE AND TERM OF PLAN

         The Plan will become effective on the date on which it is approved by the stockholders of the Company.

         No awards shall be granted under the Plan after the completion of three
(3) years from the date on which the Plan was approved by the stockholders of the Company, but awards previously granted may extend beyond that date.

4.       SHARES SUBJECT TO THE PLAN

         Subject to adjustment as provided in Section 8.6 below, the aggregate number of shares of Stock that may be delivered under the Plan will be 3,000,000. If any Award requiring exercise by the Participant for delivery of Stock terminates without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants. Shares of Restricted Stock that have been forfeited in accordance with the terms of the applicable Award and shares held back, in satisfaction of the exercise price or tax withholding requirements, from shares that would otherwise be delivered pursuant to an Award shall also be available for future grants. The number of shares of Stock delivered under an Award shall be determined net of any previously acquired Shares tendered by the participant in payment of the exercise price or of withholding taxes.

         Subject to adjustment as provided in Section 8.6 below, no one individual participating in the Plan may be granted stock options for more than 500,000 shares of Stock in the aggregate in any fiscal year.

         Stock delivered under the Plan may be either authorized but unissued stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of stock will be delivered under the Plan.

5.       ELIGIBILITY AND PARTICIPATION

         Those eligible to be selected to receive Awards under the Plan will be
(i) persons in the employ of the Company or any of its subsidiaries ("Employees") who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries, and
(ii) such other persons or entities who, in the opinion of the Committee or the Board, are in a position to make a significant contribution to the success of the Company or its Subsidiaries ("Participants"). A "subsidiary" for purposes of the Plan will be a corporation in which the Company owns directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock. Eligibility for ISO's is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

6.       TYPES OF AWARDS

         6.1      Options.

         (a) Nature of Options. An Option is an Award entitling the recipient on exercise thereof to purchase Stock at a specified exercise price.

         Both "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and Options that are not incentive stock options, may be granted under the Plan. Any Option intended to qualify as an incentive stock option will be referred to in the Plan as an "ISO." Instruments evidencing ISOs must contain such provisions as are required under applicable provisions of the Code. Once an ISO has been granted, no action by the


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Committee that would cause the Option to lose its status under the Code as an incentive stock option will be effective without the consent of the Option holder.

         (b) Exercise Price. The exercise price of an Option will be determined by the Committee subject to the following:

         (1) The exercise price of an Option that is not an ISO may not be less than 100% of the fair market value per share of the Stock at the effective date of the grant.

         (2) The exercise price of an ISO may be any amount which is not be less than 100% (110% in the case of an ISO granted to a ten-percent shareholder) of the fair market value per share of the Stock at the effective date of the grant. A "ten-percent shareholder" is any person who at the time of grant owns directly or indirectly, or is deemed to own by reason of the attribution rules of section 425(d) of the Code, Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries.

         (3) In no case may the exercise price paid for Stock that is part of an original issue of authorized Stock be less than the par value per share of the Stock.

         (4) The Committee may not reduce the exercise price of an Option at any time after the time of grant with or without the consent of the Participant, thereby prohibiting the cancellation of higher priced and the reissue of lower priced Options, i.e. reprice options.

         (c) Duration of Options. The latest date on which an Option may be exercised will be the tenth anniversary (fifth anniversary, in the case of an ISO granted to a ten-percent shareholder) of the day immediately preceding the date the Option was granted, or such earlier date as may have been specified by the Committee at the time the Option was granted.

         (d) Exercise of Options. An option will become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full in accordance with paragraph
(e) below or the number of shares for which the Option is exercised. If desired, the Committee may provide for vesting prior to the date the Option becomes exercisable.

         (e) Payment for Stock. Stock purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) if so permitted by the instrument evidencing the Option (or in the case of an Option which is not an ISO, by the Committee at or after grant of the Option, (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Committee expressly approves a shorter period) and which have a fair market value on the last business day preceding the date of exercise equal to the exercise price, or (ii) by delivery of a promissory note of the Option holder to the Company, payable on such terms as are specified by the Committee (provided that, if the Stock delivered upon exercise of the Option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock must be paid in cash), or (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the permissible forms of payment.

         (f) Discretionary Payments. If the market price of shares of Stock subject to an Option (other than an Option which is in tandem with a Stock Appreciation Right as described in Section 6.2 below) exceeds the exercise price of the Option at the time of its exercise, the Committee may cancel the Option and cause the Company to pay in cash or in shares of Common Stock (at a price per share equal to the fair market value per share) to the person exercising the Option an


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amount equal to the difference between the fair market value of the Stock which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid. The Committee may exercise its discretion to take such action only if it has received a written request from the person exercising the Option, but such a request will not be binding on the Committee.

         (g) Reload Awards. The Committee may provide that upon the exercise of an Award through the tender of previously owned shares of Stock, the participant or other person exercising the Award will automatically receive a new Award of like kind covering the number of shares of Stock tendered in payment of the exercise price of the first Award.

         6.2.     Stock Appreciation Rights.

         (a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient on exercise of the Right to receive an amount, in cash or Stock or a combination thereof (such form to be determined by the Committee), determined in whole or in part by reference to appreciation in Stock value.

         In general, a Stock Appreciation Right entitles the Participant to receive, with respect to each share of Stock as to which the Right is exercised, the excess of the share's fair market value on the date of exercise over its fair market value on the date the Right was granted. However, the Committee may provide at the time of grant that the amount the recipient is entitled to receive will be adjusted upward or downward under rules established by the Committee to take into account the performance of the Stock in comparison with the performance of other stocks or an index of other stocks.

         (b) Grant of Stock of Appreciation Rights. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. A Stock Appreciation Right granted in tandem with an Option that is not an ISO might be granted either at or after the time the Option is granted. A Stock Appreciation Right granted in tandem with an ISO may be granted only at the time the Option is granted.

         (c) Rules Applicable to Tandem Awards. When Stock Appreciation Rights are granted in tandem with Options, the following will apply:

         (1) The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option.

         (2) The Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right.

         (3) The Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right.

         (4) The Stock Appreciation Right will be transferable only with the related Option.

         (5) A Stock Appreciation Right granted in tandem with an ISO may be exercised only when the market price of the Stock subject to the Option exceeds the exercise price of such option.

         (d) Exercise of Independent Stock Appreciation Rights. A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such



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conditions, as the Committee may specify. The Committee may at any time accelerate the time at which all or any part of the Right may be exercised.

         Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

         6.3.     Restricted and Unrestricted Stock.

         (a) Nature of Restricted Stock Award. A Restricted Stock Award entitles the recipient to acquire shares of Stock subject to the restrictions described in paragraph (d) below ("Restricted Stock") for a price which may not be less than the fair market value per share of the Stock on the effective date of the grant.

         (b) Acceptance of Award. A Participant who is granted a Restricted Stock Award will have no rights with respect to such Award unless, within sixty days (or such shorter period as the Committee may specify) following the date of the Award, the Participant accepts the Award by written instrument delivered or mailed to the Company accompanied by payment in full of the specified purchase price, if any, of the shares covered by the Award. Payment may be by certified or bank check or other instrument acceptable to the Committee.

         (c) Rights as a Stockholder. A Participant who receives Restricted Stock will have all the rights of a stockholder with respect to the Stock, including voting and dividend rights, subject to the restrictions described in paragraph (d) below and any other conditions imposed by the Committee at the time of grant. Unless the Committee otherwise determines, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan.

         (d) Restrictions. Except as otherwise specifically provided by the Plan, until these restrictions lapse, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, and if the Participant ceases to be an Employee for any reason, must be offered to the Company for purchase for the amount of cash paid for the Stock, or forfeited to the Company if no cash was paid. The restrictions will lapse at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which the restrictions on all or any part of the shares will lapse.

         (e) Notice of Election. Any Participant making an election under
Section 83(b) of the Code with respect to Restricted Stock must provide a copy thereof to the Company within ten days of the filing of such election with the Internal Revenue Service.

         (f) Other Awards Settled with Restricted Stock. The Committee may, at the time any Award described in this Section 6 is granted, provide that any or all the Stock delivered pursuant to the Award will be Restricted Stock.

         (g) Unrestricted Stock. The Committee may, in its sole discretion, sell to any Participant shares of Stock free of restrictions under the Plan for a price that may not be less than the fair market value per share of the Stock on the effective date of the grant.

         6.4      Deferred Stock.

         (a) Nature of Deferred Stock Award. A Deferred Stock Award entitles the recipient to receive shares of Deferred Stock at the same price as Restricted or Unrestricted Stock, which is Stock to be delivered in the future. Delivery of the Stock will take place at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which delivery of all or any part of the Stock will take place.


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         (b) Other Awards Settled with Deferred Stock. The committee may at the time any Award described in this Section 6 is granted, provide that, at the time Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

         6.5      Performance Awards; Performance Goals

         (a) Nature of Performance Awards. A Performance Award entitles the recipient to receive, without payment, an amount, in cash or Stock or a combination thereof (such form to be determined by the Committee), following the attainment of Performance Goals. Performance Goals may be related to personal performance, corporate performance, departmental performance or any other category of performance deemed by the Committee to be important to the success of the Company. The Committee will determine the Performance Goals, the period or period during which performance is to be measured and all other terms and conditions applicable to the Award.

         6.6      Loans and Supplemental Grants.

         (a) Loans. The Company may make a loan to a Participant ("Loan"), either on the date of or after the grant of any Award to the Participant. A Loan may be made either in connection with the purchase of Stock under the Award or with the payment of any Federal, state and local income tax with respect to income recognized as a result of the Award. The Committee will have full authority to decide whether to make a Loan and to determine the amount, terms and conditions of the Loan, including the interest rate (which may be zero), whether the Loan is to be secured or unsecured or with or without recourse against the borrower, the terms on which the Loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no Loan may have a term (including extensions) exceeding ten years in duration.

         (b) Supplemental Grants. In connection with any Award, the Committee may at the time such Award is made or at a later date, provide for and grant a cash award to the Participant ("Supplemental Grant") not to exceed an amount equal to (1) the amount of any federal, state and local income tax on ordinary income for which the Participant will be liable with respect to the Award, plus
(2) an additional amount on a grossed-up basis necessary to make the Participant whole after tax, discharging all the Participant's income tax liabilities arising from all payments under this Section 6. Any payments under this subsection (b) will be made at the time the Participant incurs Federal income tax liability with respect to the Award.

7.       EVENTS AFFECTING OUTSTANDING AWARDS

         7.1      Retirement.

The following will apply if a Participant ceases to be an Employee by reason of retirement with consent of the Company (a) after attainment of age 65, (b) prior to attainment of age 65 in the case of ISO's or (c) prior to attainment of age 65 in the case of all other Awards only if the Committee so specifies at or prior to such retirement.

         (a) Subject to paragraph (c) below each Option and Stock Appreciation Right held by the Participant when the Participant's employment ended will immediately become exercisable in full and will continue to be exercisable until the earlier of (1) the first anniversary of the date on which such employment ended or (2) the date on which the Award would have terminated had the Participant remained an Employee. If the Participant dies after such Participant's employment has ended, the Award may be exercised within such limits by the Participant's executor or administrator or by the person or persons to whom the Award is transferred by will or the applicable laws descent and distribution (the Participant's "legal representative").


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         (b) Subject to paragraph (c) below each share of Restricted Stock held by the Participant when the Participant's employment ended will immediately become free of the restrictions.

         (c) If when the Participant's employment ended the exercise of an Option or Stock Appreciation Right or lapse of restrictions on Restricted Stock was subject to performance or other conditions (other than conditions relating to the mere passage of time and continued employment) which had not been satisfied at such time, the Committee may remove or modify such conditions or provide that the Participant will receive the benefit of the Award if and when the conditions are subsequently satisfied. If the Committee does not take such action, however, such Award will terminate as of the date on which the Participant's employment ended.

         (d) Any payment or benefit under a Deferred Stock Award, Performance Award, or Supplemental Grant to which the Participant has not become irrevocably entitled will be forfeited and the Award canceled as of the date on which the Participant's employment ended unless otherwise provided in the instrument evidencing the Award or otherwise agreed to by the Committee.

         7.2      Death and Disability.

         If a Participant ceases to be an Employee by reason of death or total and permanent disability (as determined by the Committee), the following will apply:

         (a) All Options then held by the Participant that are not otherwise exercisable, shall have the exercise rights thereto accelerated so that for each full year of service with the Company, no less than twenty-five (25) percent of the aggregate number of shares granted and outstanding shall be exercisable as of the termination date (not to exceed one hundred (100) percent of the aggregate number of shares); all option shares not accelerated under the foregoing formula terminate as of the termination date. Any Awards that are so exercisable will continue to be exercisable until the earlier of (1) the first anniversary of the date on which the Participant's employment ended or (2) the date on which the Award would have terminated had the Participant remained an Employee. If the Participant has died, the Participant's legal representative may exercise the Award within such limits.

         (b) All Stock Appreciation Rights held by the Participant that are not exercisable on the thirtieth day after the termination of the Participant's employment will terminate as of such date. Any Awards that are so exercisable will continue to be exercisable until the earlier of (1) the first anniversary of the date on which the Participant's employment ended or (2) the date on which the Award would have terminated had the Participant remained an Employee. If the Participant has died, the Participant's legal representative may exercise the Award within such limits.

         (c) All Restricted Stock held by the Participant when the Participant's employment ended must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3 above.

         (d) Any payment or benefit under a Deferred Stock Award, Performance Award, or Supplemental Grant to which the Participant has not become irrevocably entitled will be forfeited and the Award canceled as of the date on which the Participant's employment ended, unless otherwise provided in the instrument evidencing the Award or otherwise agreed to by the Committee.



         7.3      Other Termination of Employment



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         If a Participant ceases to be an Employee for any reason other than those specified in Sections 7.1 or 7.2 above, the following will apply:

         (a) All Options and Stock Appreciation Rights held by the Participant that were not exercisable when his or her employment ended will then terminate. Any Awards that were so exercisable will continue to be exercisable until the earlier of (1) the date which is three months after the date on which his or her employment ended and (2) the date on which the Award would have terminated had the Participant remained an Employee, unless employment was terminated for cause, in which event any Awards that were so exercisable shall then terminate. The Committee may, in its discretion, extend the exercise period beyond such three-month period.

         (b) All Restricted Stock held by the Participant when the Participant's employment ended must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3 above.

         (c) Any payment or benefit under a Deferred Stock Award, Performance Award, or Supplemental Grant to which the Participant has not become irrevocably entitled will be forfeited and the Award canceled as of the date of such termination of employment unless otherwise provided in the instrument evidencing the Award or otherwise agreed to by the Committee.

         (d) All Options and SARs held by the participant whose cessation of employment or other service relationship is determined by the Committee in its sole discretion to result from cause, namely reasons which cast such discredit on the Participant as to justify immediate termination of the Award shall immediately terminate upon such cessation.

         For purposes of this Section 7.3, an Employee's employment will not be considered to have ended (1) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as the Employee's right to reemployment is guaranteed either by statute or by contract, or (2) in the case of a transfer of employment between the company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an Award in a transaction to which section 425(a) of the Code applies.

         Unless the Committee expressly provides otherwise, a Participant's "employment or other service relationship with the Company and its Subsidiaries" will be deemed to have ceased, in the case of an employee Participant, upon the termination of the Participant's employment with the Company or its Subsidiaries (whether or not the Participant continues in the service of the Company or its Subsidiaries in some capacity other than that of an employee of the Company or its Subsidiaries), and in the case of any other Participant, when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its Subsidiaries in some other capacity).

         7.4 (A) Change in Control Provision

         As used herein, a Change in Control and related definitions shall have the meanings as set forth in Section 7.4 (C) below.

         Immediately prior to the occurrence of a Change in Control:

         (a) Each Option and Stock Appreciation Right shall automatically become fully exercisable unless the Committee shall otherwise expressly provide at the time of grant.

         (b) Restrictions and conditions on Restricted Stock, Deferred Stock, Performance Units and Other Stock-based Awards shall automatically be deemed waived to the extent, if any, specified (whether at or after time of grant) by the Committee.

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         In addition to the foregoing and Sections 6.1(d), 6.2(c) and (d),
6.3(d) and 6.4(a), the Committee may at any time prior to or after a Change in Control accelerate the exercisability of any Options and Stock Appreciation Rights and may waive restrictions, limitations and conditions on Restricted Stock, Deferred Stock, Performance Units and Other Stock-based Awards to the extent it shall in its sole discretion determine.

         7.4 (B) Certain Corporate Transactions.

         (a) In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the complete liquidation of the Company or the sale or transfer of substantially all of the Company's assets (a "Covered Transaction"), all outstanding Options will terminate as of the effective date of the Covered Transaction, provided that at least twenty (20) days prior to the effective date of any such merger, consolidation, liquidation or sale of assets, but subject to Paragraphs (c) and
(d) below, the Committee shall make all outstanding Options exercisable immediately prior to consummation of such Covered Transaction (to the extent that such Options are not exercisable immediately prior to the consummation of the Covered Transaction pursuant to Section 7.4 (A)).

         (b) Subject to Paragraphs (c) and (d) below, the Committee may, in its sole discretion, prior to the effective date of the Covered Transaction, (1) remove the restrictions from each outstanding share of Restricted Stock, (2) cause the Company to make any payment and provide any benefit under each outstanding Deferred Stock Award, Performance Award, and Supplemental Grant which would have been made or provided with the passage of time had the transaction not occurred and the Participant remained an employee, and (3) forgive all or any portion of the principal of or interest on a loan.

         (c) If an outstanding Option or Other Award is subject to performance or other conditions (other than conditions relating the mere passage of time and continued employment) which will not have been satisfied at the time of the Covered Transaction, the Committee may, in its sole discretion, remove such conditions. If it does not do so however, such Option or Other Award will terminate, because the conditions have not been satisfied, as of the date of the Covered Transaction notwithstanding Paragraph (a) and (b) above.

         (d) With respect to an outstanding Option or Other Award held by the participant who, following the Covered Transaction, will be employed by a corporation which is a surviving or acquiring corporation in such transaction or an affiliate of such a corporation, the Committee may, in lieu of the action of the Committee described in Paragraphs (a) or (b) above or in addition to any Option being exercisable immediately prior to consummation of the Covered Transaction pursuant to Section 7.4 A. above, arrange to have such surviving or acquiring corporation or affiliate assume the Option or Other Award or grant to the Participant a replacement or substitute Option or other Award on such terms as the Committee determines. In the case of an assumed, replacement or substitute Option intended to be an Incentive Stock Option, the requirements of
Section 424 (a) of the Code shall be satisfied except as otherwise provided by the Committee.

         7.4 (C) Change in Control and Related Definitions.

         A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

         (a) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or


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         (b) During any period of not more than two consecutive years individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Clause (a), (b), or (c) of Section 7.4 (C)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

         (c) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than

         (1) A merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) 60% or more of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or

         (2) A merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires 25% or more of the combined voting power of the Company's then outstanding securities; or

         (d) The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

         "Person" shall have the meaning given in Section 3 (a) (9) of the Securities Exchange Act of 1934, as modified and used in Sections 13 (d) and 14
(d) thereof; however, a Person shall not include

         (1) The Company or any controlled subsidiary,

         (2) A trustee or other fiduciary holding securities under an employee benefit plan of the Company or

         (3) A corporation or other entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

         "Beneficial Owner" shall have the meaning defined in Rule 13d-3 under the Securities Exchange Act of 1934 as amended from time to time.

         7.5      Other Termination Events.

         If a Participant, other than an Employee Participant, ceases to be affiliated with the Company by reason of the termination of the agreement or other arrangement with the Company pursuant to which such Participant provides services or products or otherwise is making a contribution to the Company, then

         (a) Unless otherwise provided in the instrument evidencing the Award granted to the Participant, all Options and Stock Appreciation Rights held by the Participant that were not exercisable when such arrangement terminated or expired will then terminate, and any of such Awards that were so exercisable shall continue to be exercisable until the earlier of (1) the date which is three months after the date on which such arrangement terminated or (2) the date on which such Award would have terminated had the Participant remained affiliated with the Company pursuant to the agreement or other arrangement. The Committee may, in its discretion,


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

in the granting instrument or at any later time, extend the exercise period beyond such three-month period.

         (b) Unless otherwise provided in the instrument evidencing the Award granted to the Participant, all Restricted Stock held by the Participant when the arrangement with the Participant ended must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3 above.

         (c) Any payment or benefit under a Deferred Stock Award, Performance Award, or Supplemental Grant to which the Participant has not become irrevocably entitled will be forfeited and the Award canceled as of the date of such termination unless otherwise provided in the instrument evidencing the Award or otherwise agreed to be the Committee.

         Unless the Committee expressly provides otherwise, a Participant's "employment or other service relationship with the Company and its Subsidiaries" will be deemed to have ceased, in the case of an employee Participant, upon the termination of the Participant's employment with the Company or its Subsidiaries (whether or not the Participant continues in the service of the Company or its Subsidiaries in some capacity other than that of an employee of the Company or its Subsidiaries), and in the case of any other Participant, when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its Subsidiaries in some other capacity).

8.       GENERAL PROVISIONS

         8.1      Documentation of Awards.

         Written instruments prescribed by the Committee from time to time will evidence awards. Such instruments may be in the form of agreements, to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

         8.2      Rights as a Stockholder: Dividend Equivalents.

         Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder: the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Stock. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant's Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

         8.3      Conditions on Delivery of Stock.

         The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restriction from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed. (b) Until, in the opinion of the Company's counsel, all applicable federal and state laws and regulation have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider


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


appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

         If the Participant's legal representative exercises an Award, the Company will be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

         8.4      Tax Withholding.

         The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").

         In the case of an Award pursuant to which Stock may be delivered, the Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock. If and to the extent that such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement. The Committee may also, but need not, permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements on any Award.

         If at the time an ISO is exercised the Committee determines that the Company could be liable for withholding requirements with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (a) to inform the Company promptly of any disposition (within the meaning of section 425(c) of the Code) of Stock received upon exercise, and (b) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

         8.5      Nontransferability of Awards.

         No Award (other than an Award in the form of an outright transfer of cash or unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution, and during an employee's lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf).

         8.6      Adjustments in the Event of Certain Transactions.

         (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to common stockholders other than normal cash dividends, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4 above, and adjustments in the maximum share limits in Section 4 provided, that no such adjustment shall be made to the maximum share limits described in Section 4 or otherwise to an Award intended to be eligible for the performance-based exception under Section 162(m) of the Code, except to the extent consistent with that exception, nor shall any change (without the consent of the Participant) be made to ISO's except to the extent consistent with their continued qualification under Section 422 of the Code..

         (b) In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of shares of stock or securities subject to Awards



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


then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

         8.7.     Employment or Other Rights.

         Neither the adoption of the plan nor the grant of Awards will confer upon any person any right to continued employment with the Company or any subsidiary or affect in any way the right of the Company or subsidiary to terminate an employment relationship at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment or other service relationship even if the termination is in violation of an obligation of the Company to the Participant.

         8.8.     Fair Market Value.

         For purposes of the Plan, fair market value of a share of Stock on any date will be the price at the close of the most recent trading day in the over-the-counter market with respect to such Stock, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other similar system then in use; or, if on any such date such Stock is not quoted by any such organization, the average of the closing bid and asked prices with respect to such Stock, as furnished by a professional market maker making a market in such Stock selected by the Committee; or if such prices are not available, the fair market value of such Stock as of such date as determined in good faith by the Committee; or, where necessary in order to achieve the intended Federal income tax result, the value of a share of Stock as determined by the Committee in accordance with the applicable provisions of the Code.

         8.9      Deferral of Payments.

         The Committee may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.

         8.10.    Past Services as Consideration.

         Where a Participant purchases Stock under an Award for a price equal to the par value of the Stock the Committee may determine that such price has been satisfied by past services rendered by the Participant.

9.       EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

         Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company's right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock be issued to Employees.

         The Committee may at any time discontinue granting Awards under the Plan. The Board may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify under Section 422 of the Code and for Awards to be eligible for the performance-based exception under Section



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


162(m) of the Code, and no amendment or termination of the Plan may adversely affect the rights of any Participant (without the Participant's consent) under any Award previously granted.

10.      GOVERNING LAW.

         The Plan shall be construed in accordance with the General Corporation Law of the State of Delaware.








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